EXHIBIT 99.1
AMERICAN CLAIMS EVALUATION, INC. REGAINS
COMPLIANCE WITH NASDAQ MARKETPLACE RULES
JERICHO, NY, December 17, 2009: American Claims Evaluation, Inc. (Nasdaq: AMCE) (the “Company”) announced today that it received notice from The Nasdaq Stock Market (“Nasdaq”) on December 15, 2009 indicating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) relating to the minimum bid price of the Company’s common stock (the “Shares”).
On September 15, 2009, the Company had received a deficiency letter from Nasdaq indicating that the Company’s Shares were subject to delisting from The Nasdaq Capital Market because for 30 consecutive business days the Company’s Shares had a bid price below the $1.00 minimum bid as required for continued listing.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with this requirement for continued inclusion on The Nasdaq Capital Market.
Since then, the closing bid price of the Company’s Shares has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now considered closed.
For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.

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